EX. 99.770 - Transactions effected pursuant to Rule 10f-3

Goldman Sachs Balanced Fund

1. Name of Underwriter From Who Purchased:

Merrill Lynch


2. Names of Underwriting syndicate members:

Merrill Lynch & Co.
Banc of America Securities LLC
First Union Securities
Goldman, Sachs & Co.
J.P. Morgan Securities


3. Name of Issuer:

Kinder Morgan Energy Partners LP

4. Title of Security:

KMP 6-3/4%
3-15-11


5. Date of First Offering:

3/7/01


6. Dollar Amount Purchased:

$12,961,650


7. Number of Shares Purchased:

130,000 Shares


8. Price Per Unit:

$99.7050

9. Resolution Approved by the Board of Trustees:


EX. 99.770 - Transactions effected pursuant to Rule 10f-3

Goldman Sachs Balanced Fund

1. Name of Underwriter From Who Purchased:

Salomon Brothers International Ltd.


2. Names of Underwriting syndicate members:

Salomon Smith Barney
Goldman, Sachs & Co.
Merrill Lynch & Co.
Suntrust Equitable Securities Corp.
US Bancorp Piper Jaffrey


3. Name of Issuer:

Hormel Foods Corp.

4. Title of Security:

HRL 6-5/8
6/01/11


5. Date of First Offering:

6/4/01


6. Dollar Amount Purchased:

$13,946,800


7. Number of Shares Purchased:

140,000 Shares


8. Price Per Unit:

$99.6200

9. Resolution Approved by the Board of Trustees:


EX. 99.770 - Transactions effected pursuant to Rule 10f-3

Goldman Sachs Balanced Fund

1. Name of Underwriter From Who Purchased:

Salomon Brothers International Ltd.


2. Names of Underwriting syndicate members:

Salomon Smith Barney
BB&T Capital Markets
Bear Sterns & Co. Inc.
Goldman, Sachs & Co.
Merrill Lynch & Co.
Sandler O'Neill & Partners
UBS Warburg


3. Name of Issuer:

BB&T Corporation

4. Title of Security:

BBT 6-1/2
8/01/11


5. Date of First Offering:

7/27/01


6. Dollar Amount Purchased:

$10,445,295


7. Number of Shares Purchased:

105,000 Shares


8. Price Per Unit:

$99.4790

9. Resolution Approved by the Board of Trustees: